As filed with the Securities and Exchange Commission on November 23, 2004
File No. 001-32312

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1188 Sherbrooke Street West Montreal, Quebec	H3A 3G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(514) 848-8000

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED	EACH CLASS IS TO BE REGISTERED
Common Shares, no par value	The New York Stock Exchange
Common Share Purchase Rights	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

NOVELIS INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED IN FORM 10 BY REFERENCE

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

      Other than as provided below, the information required to be provided in this registration statement on Form 10 is incorporated by reference to our U.S. information statement which includes excerpts from our non-offering prospectus prepared for filing with provincial and territorial securities regulators in Canada to enable us to become a reporting issuer under applicable securities legislation. This information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, below we have provided a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement

1	Business
“Enforceability of Certain Civil Liabilities”; “Explanatory Information”; “Summary”; “Risk Factors”; “Our Business”; “Arrangements Between Novelis and Alcan”; “Capitalization”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Additional Information”

2	Financial Information	“Summary”; “Selected Combined Financial Data”; “Unaudited Pro Forma Combined Financial Data”; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3	Properties	“Our Business — Our business groups”
4	Securities Ownership of Certain Beneficial Owners and Management	“Management”; and “Ownership of Our Shares”
5	Directors and Executive Officers	“Management”
6	Executive Compensation	“Management”; and “Ownership of Our Shares”
7	Certain Relationships and Related Transactions	“Arrangements Between Novelis and Alcan”; and “Certain Relationships and Related Transactions”
8	Legal Proceedings	“Our Business — Legal proceedings”
9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “Capitalization”; “Dividend Policy”; “Description of Our Share Capital”; “Certain Canadian and United States Income Tax Considerations”; and “Shares Eligible for Future Sale”
10	Recent Sales of Unregistered Securities	Not Included (See Part II below)
11	Description of Registrant’s Securities to be Registered	“Dividend Policy”; “Certain Canadian and United States Income Tax Considerations”; and “Description of Our Share Capital”
12	Indemnification of Directors and Officers	“Indemnification of Directors and Officers”
13	Financial Statements and Supplementary Data	“Unaudited Pro Forma Combined Financial Data”; “Index to Unaudited Interim Combined Financial Statements”; and “Index to Audited Combined Financial Statements” and the statements referenced thereon

Item No.	Caption	Location in Information Statement

14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
15	Financial Statements and Exhibits
“Unaudited Pro Forma Combined Financial Data”; “Index to Unaudited Interim Combined Financial Statements”; and “Index to Audited Combined Financial Statements” and the statements referenced thereon (See also Part II below)

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10.	Recent Sales of Unregistered Securities

      We were incorporated in Canada on September 21, 2004. On the date of separation and pursuant to the reorganization transactions, as those terms are used in the information statement filed as Exhibit 99.1 to this registration statement on Form 10, we will issue special shares to Alcan Inc. in consideration for common shares of Arcustarget Inc., a Canadian corporation. The special shares will be redeemed shortly after their issuance and cancelled. The issuance of our special shares to Alcan will be exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, pursuant to Section 4(2) thereof because such issuance will not involve any public offering of securities.

Item 15.	Financial Statements and Exhibits

(a)	Financial statements filed as part of this registration statement (page references are to pages of the information statement filed as Exhibit 99.1 to this registration statement):

Audited combined financial statements
Auditors’ report	F-2
Combined statements of income	F-3
Combined balance sheets	F-4
Combined statements of cash flows	F-5
Combined statements of invested equity	F-6
Notes to combined financial statements	F-7
Unaudited interim combined financial statements
Interim combined statements of income (unaudited)	F-50
Interim combined balance sheets (unaudited)	F-51
Interim combined statements of cash flows (unaudited)	F-53
Notes to interim combined financial statements (unaudited)	F-54

      All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

(b)	Exhibits:

Exhibit
No.	Description

3.1	Certificate and Articles of Incorporation of Novelis Inc.***
3.2	By-law No. 1 of Novelis Inc.***
4.1	Form of Shareholder Rights Plan*
4.2	Form of Share certificate*
10.1	Form of Separation Agreement*
10.2	Form of Metal Supply Agreement for Remelt Aluminum Ingot*
10.3	Form of Metal Supply Agreement for Molten Metal*
10.4	Form of Metal Supply Agreement for Sheet Ingot (North America)*
10.5	Form of Metal Supply Agreement for Sheet Ingot (Europe)*
10.6	Aluminum Supply Agreement between Alcan Inc. and Alcan Taihan Aluminum*
10.7	Form of Alumina Supply Agreement*
10.8	Alumina Raw Materials Contract dated June 27, 2001 between Alcan Deutschland GmbH and Alcan Aluminum Limited (currently known as Alcan Inc.)*
10.9	Form of Foil Supply Agreement in connection with Alcan’s Swiss operations*
10.10	Form of Foil Supply Agreement in connection with Alcan’s Brazilian operations*
10.11	Form of Conversion Agreement in connection with Alcan’s German operations*
10.12	Foil Supply Agreement, dated December 20, 2002, among Tscheulin Rothal GmbH, Société Alsacienne d’Aluminium SA, BP Europack SpA and Rotopak Matbaacilik Ambalaj Sanayi ve Ticaret A.S. as Buyer, and Pechiney Eurofoil Luxembourg, Pechiney Eurofoil Belgium and Pechiney Rhenalu as Seller*

Exhibit
No.	Description

10.13	Foil Supply Agreement among Soplaril, S.A., Pechiney Emballage Flexible Europe as Buyer and Pechiney Rhenalu, Pechiney Eurofoil Luxembourg and Pechiney Eurofoil Belgium as Seller*
10.14	Form of Tax Sharing and Disaffiliation Agreement*
10.15	Form of Transitional Services Agreement*
10.16	Form of Employee Matters Agreement*
10.17	Form of Trademark Agreement*
10.18	Form of Separation Agreement in connection with Sierre*
10.19	Form of Asset Transfer Agreement in connection with Sierre*
10.20	Form of Real Estate Lease Agreement in connection with Sierre*
10.21	Form of Equipment Lease Agreement in connection with Sierre*
10.22	Form of Access and Easement Agreement in connection with Sierre*
10.23	Form of Tolling Agreement in connection with Sierre*
10.24	Form of Metal Supply Agreement in connection with Sierre*
10.25	Form of Shared Services Agreement in connection with Sierre*
10.26	Form of Principal Intellectual Property Agreement between Alcan International Limited and Novelis Inc.*
10.27	Form of Secondary Intellectual Property Agreement between Novelis Inc. and Alcan International Limited*
10.28	Form of Technical Services Agreement in connection with the Neuhausen facility*
10.29	Form of Technical Services Agreement in connection with the Kingston and Arvida facilities*
10.30	Form of Technical Services Agreement in connection with the research and development facilities located in Brazil*
10.31	Form of Technical Services Agreement in connection with the research and development facility located in Voreppe, France*
10.32	Form of Ohle Tolling Agreement*
10.33	Form of Energy Agreement*
10.34	Form of Agreement for Transfer of Assets and Employees in connection with the Neuhausen facility*
10.35	Form of Foil Supply and Distribution Agreement*
10.36	Form of Master Agreement regarding the arbitration process*
10.37	Form of Joint Procurement of Goods and Services Protocol between Alcan and Novelis*
10.38	Form of Metal Hedging Agreement*
21.1	List of subsidiaries of Novelis Inc.*
99.1	Information Statement**
99.2	Alcan Inc. management’s proxy circular**

*	Exhibit will be filed by an amendment.

**	Exhibit filed herewith.

***	Exhibit previously filed.

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NOVELIS INC.
(Registrant)

By:	/s/ BRIAN W. STURGELL

Name: Brian W. Sturgell
Title: Chief Executive Officer

Date: November 23, 2004

INDEX TO EXHIBITS

Exhibit
No.	Description

3.1	Certificate and Articles of Incorporation of Novelis Inc.***
3.2	By-law No. 1 of Novelis Inc.***
4.1	Form of Shareholder Rights Plan*
4.2	Form of Share certificate*
10.1	Form of Separation Agreement*
10.2	Form of Metal Supply Agreement for Remelt Aluminum Ingot*
10.3	Form of Metal Supply Agreement for Molten Metal*
10.4	Form of Metal Supply Agreement for Sheet Ingot (North America)*
10.5	Form of Metal Supply Agreement for Sheet Ingot (Europe)*
10.6	Aluminum Supply Agreement between Alcan Inc. and Alcan Taihan Aluminum*
10.7	Form of Alumina Supply Agreement*
10.8	Alumina Raw Materials Contract dated June 27, 2001 between Alcan Deutschland GmbH and Alcan Aluminum Limited (currently know as Alcan Inc.)*
10.9	Form of Foil Supply Agreement in connection with Alcan’s Swiss operations*
10.10	Form of Foil Supply Agreement in connection with Alcan’s Brazilian operations*
10.11	Form of Conversion Agreement in connection with Alcan’s German operations*
10.12	Foil supply Agreement, dated December 20, 2002, among Tscheulin Rothal GmbH, Société Alsacienne d’Aluminium SA, BP Europack SpA and Rotopak Matbaacilik Ambalaj Sanayi ve Ticaret A.S. as Buyer, and Pechiney Eurofoil Luxembourg, Pechiney Eurofoil Belgium and Pechiney Rhenalu as Seller*
10.13	Foil Supply Agreement among Soplaril, S.A., Pechiney Emballage Flexible Europe as Buyer and Pechiney Rhenalu, Pechiney Eurofoil Luxembourg and Pecheney Eurofoil Belgium as Seller*
10.14	Form of Tax Sharing and Disaffiliation Agreement*
10.15	Form of Transitional Services Agreement*
10.16	Form of Employee Matters Agreement*
10.17	Form of Trademark Agreement*
10.18	Form of Separation Agreement in connection with Sierre*
10.19	Form of Asset Transfer Agreement in connection with Sierre*
10.20	Form of Real Estate Lease Agreement in connection with Sierre*
10.21	Form of Equipment Lease Agreement in connection with Sierre*
10.22	Form of Access and Easement Agreement in connection with Sierre*
10.23	Form of Tolling Agreement in connection with Sierre*
10.24	Form of Metal Supply Agreement in connection with Sierre*
10.25	Form of Shared Services Agreement in connection with Sierre*
10.26	Form of Principal Intellectual Property Agreement between Alcan International Limited and Novelis Inc.*
10.27	Form of Secondary Intellectual Property Agreement between Novelis Inc. and Alcan International Limited*
10.28	Form of Technical Services Agreement in connection with the Neuhausen facility*
10.29	Form of Technical Services Agreement in connection with the Kingston and Arvida facilities*

Exhibit
No.	Description

10.30	Form of Technical Services Agreement in connection with the research and development facilities located in Brazil*
10.31	Form of Technical Services Agreement in connection with the research and development facility located in Voreppe, France*
10.32	Form of Ohle Tolling Agreement*
10.33	Form of Energy Agreement*
10.34	Form of Agreement for Transfer of Assets and Employees in connection with the Neuhausen facility*
10.35	Form of Foil Supply and Distribution Agreement*
10.36	Form of Master Agreement regarding the arbitration process*
10.37	Form of Joint Procurement of Goods and Services Protocol between Alcan and Novelis*
10.38	Form of Metal Hedging Agreement*
21.1	List of subsidiaries of Novelis Inc.*
99.1	Information Statement**
99.2	Alcan Inc. management’s proxy circular**

*	Exhibit will be filed by an amendment.

**	Exhibit filed herewith.

***	Exhibit previously filed.